UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Spinnaker ETF Series
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)
See List Below
(I.R.S. Employer Identification Number)
116 South Franklin Street
Rocky Mount, NC 27804
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Tuttle Capital Self Defense Index ETF	CBOE BZX Exchange, Inc.
 If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐
Securities Act Registration file number to which this form relates: 333-215942
Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.
A description of the shares of beneficial interest of Tuttle Capital Self Defense Index ETF (the “Fund”), at no par value, a series of the Spinnaker ETF Series (the “Trust”), to be registered hereunder is set forth for the Fund in Post-Effective Amendment No. 96 under the Securities Act of 1933, as amended, and Amendment No. 100 under the Investment Company Act of 1940, as amended, to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-215942; 811-22398), which description is incorporated herein by reference, as filed with the Securities and Exchange Commission on April 16, 2024.
The series of the Trust to which this filing relates and the I.R.S Employer Identification Number is as follows:

Title of Class of Securities to be Registered	IRS Employer ID Number
Tuttle Capital Self Defense Index ETF	99-2249398
Item 2. Exhibits.

1.
The Trust’s Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-215942; 811-22398), as filed with the Securities and Exchange Commission on August 16, 2017 (Accession Number: 0001484018-17-000069).

2.
The Trust’s By-Laws are included as Exhibit (a) to Pre-Effective Amendment No. 3 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-215942; 811-22398), as filed with the Securities and Exchange Commission on August 16, 2017 (Accession Number: 0001484018-17-000069).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SPINNAKER ETF SERIES

By:	/s/ Tracie A. Coop Tracie A. Coop, Secretary